                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              Cymer, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     CYMER, INC.

                            -----------------------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               TO BE HELD MAY 20, 1999


TO THE STOCKHOLDERS OF CYMER, INC.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of CYMER, INC., a Nevada corporation (the "Company"), will be held at 10:00 a.m., local time, on May 20, 1999, at the Company's corporate offices, 16750 Via Del Campo Court, San Diego, California 92127, for the following purposes:

     1. To elect six (6) directors to serve for the ensuing year and until their successors are elected.

     2. To approve an amendment to the Company's 1996 Stock Option Plan to increase the shares reserved for issuance thereunder by 1,250,000 shares.

     3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1999.

     4. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 22, 1999 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person; however, to ensure your representation at the Annual Meeting you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   William A. Angus, III, Secretary

San Diego, California
April 15, 1999

                                     CYMER, INC.

                               PROXY STATEMENT FOR THE

                         1999 ANNUAL MEETING OF STOCKHOLDERS
                                   ________________

                    INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

     The enclosed proxy is solicited on behalf of CYMER, INC., a Nevada corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 20, 1999, at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's corporate offices, 16750 Via Del Campo Court, San Diego, California 92127. The telephone number at that location is (619) 451-7300. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the ratification of the appointment of Deloitte & Touche LLP as independent auditors as set forth herein and, at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 1998, including financial statements, were first mailed on or about April 15, 1999, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

     Stockholders of record at the close of business on March 22, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the record date, 27,507,368 shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Cymer, Inc. at 16750 Via Del Campo Court, San Diego, California 92127, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     The costs of soliciting proxies will be borne by the Company. Such costs are anticipated to include an approximately $5,000 fee of ChaseMellon Shareholder Services, a proxy soliciting firm engaged by the Company to solicit proxies for the proposals set forth herein. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory authority in Nevada as to the proper treatment of abstentions and broker non-votes, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     The Company currently intends to hold its 2000 Annual Meeting of Stockholders in May 2000 and to mail Proxy Statements relating to such meeting in April 2000. The date by which stockholder proposals must be received by the Company for inclusion in the Proxy Statement and form of proxy for its 2000 Annual Meeting of Stockholders, is December 11, 1999. In addition, under the Company's Bylaws, a stockholder wishing to make a proposal at the 2000 Annual Meeting of Stockholders must submit such proposal to the Company on or prior to February 24, 2000. All stockholder proposals should be submitted to Cymer, Inc. at 16750 Via Del Campo Court, San Diego, California 92127, Attention: Secretary.

                        PROPOSAL NO. 1--ELECTION OF DIRECTORS

NOMINEES

     A board of six (6) directors is to be elected at the Annual Meeting.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six (6) nominees named below, all of whom, except Jon D. Tompkins, are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of the stockholders and until such director's successor has been duly elected and qualified.

VOTE REQUIRED

     The six (6) nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

     The names of the nominees and certain information about them as of March 22, 1999 are set forth below:

                                                                      DIRECTOR
   NAME OF NOMINEE       AGE       POSITION(S) WITH THE COMPANY        SINCE
---------------------   -----  -----------------------------------     ------
Robert P. Akins          47    Chairman of the Board of Directors,     1986
                               Chief Executive Officer and
                               President

Richard P. Abraham(1)    69    Director                                1987
Kenneth M. Deemer(1)     47    Director                                1988
Peter J. Simone(2)       51    Director                                1993

Gerald F. Taylor         58    Director                                1998
Jon D. Tompkins(3)       59    --                                       --


----------------

     (1)  Member of the Compensation Committee.
     (2)  Member of the Audit Committee.
     (3) Mr. Tompkins has been nominated by the Board of Directors to succeed Mr. Townsen.

     ROBERT P. AKINS, a co-founder of the Company, has served as its President, Chief Executive Officer and Chairman of the Board since its inception in January 1986. From 1980 to 1985, Mr. Akins was a Senior Program Manager for HLX, Inc., a manufacturer of laser and defense systems, where he was responsible for managing the development of a compact excimer laser for military communications applications and an excimer laser trigger for the particle beam fusion accelerator at Sandia National Laboratories. Mr. Akins received a B.S. in Physics and a B.A. in Literature in 1974, and a Ph.D. in Applied Physics in 1983, from the University of California, San Diego.

     RICHARD P. ABRAHAM has served as a Director of the Company since October 1987. From October 1994 to the present, Mr. Abraham has served as Chairman and President of BTR, Inc., which licenses various technologies to the semiconductor industry. From October 1993 to the present, he has served as Chairman and President of Advantage Logic, Inc., which also licenses various technologies to the semiconductor industry. From 1988 to 1996, Mr. Abraham served as a general partner of Weeden Capital Partners. From 1983 to 1988, Mr. Abraham served as President of Pacific Associates, a consulting firm for the semiconductor industry. From 1988 to the present, Mr. Abraham has served as a director of Rainbow Technologies, Inc., a maker of software protection devices for the computer industry and encryption chips for the satellite communications industry. Mr. Abraham received a B.S. in Electrical Engineering in 1951, and an M.S. in Electrical Engineering in 1954, from Stanford University.

     KENNETH M. DEEMER has served as a Director of the Company since June 1988. Since 1985, Mr. Deemer has been a Vice President of InterVen Partners, Inc., a venture capital firm and an affiliate of InterVen II, L.P., and InterVen Ventures 1987. From January 1982 to June 1985, Mr. Deemer served as a Vice President at First Interstate Capital, a venture capital firm. Mr. Deemer received a B.S. in Physics and a B.S. in Electrical Engineering in 1975 from Massachusetts Institute of Technology and an M.B.A. from Carnegie Mellon University in 1979.

     PETER J. SIMONE has served as a Director of the Company since July 1993. From April 1997 to the present, Mr. Simone has served as President and Chief Executive Officer and director of Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier OEMs. From December 1992 to November 1996, he served as Group Vice President of the Time/Data Systems Division of Simplex Time Recorder Company, Inc., a manufacturer of time, attendance, building life safety and security systems. From May 1987 to December 1992, he was President and a director of GCA Corporation, a manufacturer of wafer stepper photolithography equipment.
Mr. Simone received a B.S. in Accounting from Bentley College in 1970 and an M.B.A. from Babson College in 1974.

     GERALD F. TAYLOR has served as a Director of the Company since July 1998. From 1984 to January 1998, Mr. Taylor served as Senior Vice President and Chief Financial Officer of Applied Materials, Inc., a manufacturer of semiconductor manufacturing equipment. Mr. Taylor is currently acting as senior advisor to the executive staff at Applied Materials, Inc. Mr. Taylor also serves as a director of Electro Scientific Industries, Inc. and Integrated Sensor Solutions, Inc.

     JON D. TOMPKINS served as Chief Executive Officer of KLA-Tencor Corporation ("KLA-Tencor") from April 1997 until June 1998 and has served as Chairman of the Board of KLA-Tencor Corporation from July 1998 to the present. He served as President and Chief Executive Officer of Tencor Instruments ("Tencor") from April 1991 until Tencor's merger with KLA Instruments in April 1997 (the "Merger") and Chairman of the Board from November 1993 until the Merger. He has also previously served as President and Chief Executive Officer of Spectra-Physics, a leader in the commercial laser market. Mr. Tompkins currently serves on the Board of Directors of Electro Scientific Industries and is Chairman of the Board of SEMI/SEMATECH, the trade association of United States Manufacturers of Semiconducting Manufacturing Equipment and Materials. Mr. Tompkins received a B.S.E.E. from the University of Washington and an M.B.A. from Stanford University.

     There are no family relationships among directors and executive officers of the Company.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of seven meetings during 1998. Other than Mr. Taylor, no director attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board of Directors held in 1998 during the period in which such directors were members of the Board of Directors. The Board of Directors has a Compensation Committee and an Audit Committee.

     The Audit Committee currently consists of Mr. Simone and F. Duwaine Townsen and met three times during 1998. This committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee currently consists of Messrs. Abraham and Deemer and met two times during 1998. This committee reviews and approves the Company's executive compensation policy and options plans.

DIRECTOR COMPENSATION

     Directors receive $2,000 per meeting for their services as members of the Board of Directors, $1,000 per committee meeting attended, and are reimbursed for their expenses in attending out-of-town meetings. In connection with his joining the Board of Directors in 1998, Mr. Taylor was granted an option expiring on October 21, 2008 to purchase 20,000 shares of the Company's Common Stock at a per share exercise price of $11.25. The option will vest as to 25% of such shares on July 22, 1999, and as to 1/48 of such shares each month thereafter. In January 1999, each non-employee director was granted an option expiring on January 13, 2009 to purchase 5,000 shares of the Company's Common Stock at a per share exercise price of $20.50. These options were fully vested at the time they were granted.

               PROPOSAL NO. 2--APPROVAL OF A 1,250,000 SHARE INCREASE
                 IN SHARES ISSUABLE UNDER THE 1996 STOCK OPTION PLAN

     The Company is seeking stockholder approval of an amendment to the Company's 1996 Stock Option Plan (the "Stock Option Plan") which would increase the number of shares issuable under the Stock Option Plan by 1,250,000 shares. A summary of the Stock Option Plan (which assumes the adoption of the proposed amendment) is included as APPENDIX A.

     The Stock Option Plan was approved by the Board of Directors and by the stockholders in July 1996. A total of 3,000,000 shares of Common Stock (which reflects the Company's 2-for-1 stock split effective August 21, 1997) were initially reserved for issuance under the Stock Option Plan. The Plan was amended in 1998 to reserve an additional 1,250,000 shares for issuance under the Plan, bringing the total reserved for issuance to 4,250,000 shares. In
February 1999, the Board of Directors approved a further increase of 1,250,000 shares issuable under the Stock Option Plan which, if approved by stockholders, would increase the total shares under the Stock Option Plan since its inception to 5,500,000 shares. The stockholders are being requested to approve this amendment.

     As of March 22, 1999, before giving effect to the proposed amendment, options to purchase 3,541,858 shares of Common Stock were outstanding under the Stock Option Plan, 207,754 shares had been issued by the Company upon exercise of options under the Stock Option Plan and 500,388 shares remained available for future option grants under the Stock Option Plan.

     The Board believes that the proposed increase is in the best interests of the Company for several reasons. First, the increase will provide an adequate reserve of shares for issuance under the Stock Option Plan, which is an integral part of the Company's overall compensation program. Second, the Board of Directors believes the proposed increase is essential for the Company to compete successfully against other companies in attracting and retaining key employees, thereby facilitating the future potential growth of the Company. Third, the Board of Directors believes the Stock Option Plan is an important contributor to the alignment of employee and stockholder interests.

      Grants were made to the Named Executive Officers (as defined in the Summary Compensation Table below) and to Mr. Taylor under the Stock Option Plan during the fiscal year ended December 31, 1998. Options to purchase a total of 1,351,085 shares of Common Stock were issued to non-executive-officer employees as a group under the Stock Option Plan during fiscal 1998. All stock options granted under the Stock Option Plan during 1998 were issued at exercise prices ranging from $9.125 to $26.875 per share (which exercise prices represented the closing prices of the Company's Common Stock on The Nasdaq National Market on the dates immediately prior to the dates of grant).

REQUIRED VOTE

     The amendment of the Stock Option Plan to increase the number of shares issuable thereunder by 1,250,000 shares requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote on the proposal, which shares voting affirmatively must also constitute a majority of the required quorum. See "Voting and Solicitation" above.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1996 STOCK OPTION PLAN.

                           PROPOSAL NO. 3 -- RATIFICATION OF
                         APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999 and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has audited the Company's financial statements since 1986. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned in each of the last three fiscal years by the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers"):




                                                                                                         LONG-TERM
                                                          ANNUAL COMPENSATION                            COMPENSATION
                                                 --------------------------------------          ---------------------------------
                                                                                                 SECURITIES
                                                                                                 UNDERLYING           ALL OTHER
         NAME AND PRINCIPAL POSITION             YEAR       SALARY($)(1)    BONUS($)(2)           OPTIONS(#)     COMPENSATION($)(3)
-------------------------------------------     ------     -------------    ------------         ------------    ------------------
 Robert P. Akins . . . . . . . . . . . . . .     1998        $349,588        $     --               46,000           $   4,336
      Chairman of the Board of Directors,        1997        $248,654        $ 150,000                   --           $   3,685
      Chief Executive Officer and President      1996        $175,497        $  87,748             100,000           $   1,845

 William A. Angus, III . . . . . . . . . . .     1998        $223,307        $     --               22,000           $   5,898
      Chief Financial Officer, Senior            1997        $198,654        $  95,000                  --           $   4,254
      Vice President and Secretary               1996        $128,942        $  38,683              50,000           $   3,184

 Pascal Didier . . . . . . . . . . . . . . .     1998        $271,548        $     --              200,000           $   5,398
      Senior Vice President, Worldwide           1997        $160,846        $     --                   --           $   1,773
              Customer Operations

 Edward P. Holtaway  . . . . . . . . . . . .     1998        $104,625        $     --               80,000           $   4,169
      Senior Vice President of Process
           Quality

 G. Scott Scholler . . . . . . . . . . . . .     1998        $228,786        $     --               22,000           $   6,006
      Senior Vice President of Operations        1997        $198,654        $  95,000                  --           $   5,525
                                                 1996        $121,154        $  36,346             240,000           $   3,949


-----------------------
(1) 1998 salaries include one-time payments with respect to accrued but unused vacation through December 31, 1997. The Company ceased to accrue vacation pay for officers beginning in 1998.

(2) Due to the Company's financial performance, there were no bonuses earned in fiscal 1998.

(3) For fiscal 1998, the amounts shown include the following: (i) health insurance premiums paid by the Company: Mr. Akins ($2,319), Mr. Angus ($4,241), Mr. Didier ($4,241), Mr. Holtaway ($2,827), and Mr. Scholler ($4,241); (ii) life insurance premiums paid by the Company: Mr. Akins ($1,517), Mr. Angus ($1,157), Mr. Didier ($1,157), Mr. Holtaway ($842), and
     Mr. Scholler ($1,265); and (iii) Company contributions to 401(k) plan: Mr. Akins ($500), Mr. Angus ($500), Mr. Didier ($0), Mr. Holtaway ($500), and Mr. Scholler ($500).

OPTION GRANTS

     The following table shows, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended December 31, 1998:



                                              OPTION GRANTS IN LAST FISCAL YEAR
                                                      INDIVIDUAL GRANTS(1)
                                 ----------------------------------------------------------------
                                                                                                   POTENTIAL REALIZABLE VALUE  AT
                                                                                                      ASSUMED ANNUAL RATES OF
                                                                                                    STOCK PRICE APPRECIATION FOR
                                   NUMBER OF                                                               OPTION TERM(2)
                                  SECURITIES        % OF TOTAL                                     --------------------------------
                                  UNDERLYING      OPTIONS GRANTED    EXERCISE OR
                                    OPTIONS       TO EMPLOYEES IN     BASE PRICE      EXPIRATION
             NAME                 GRANTED(#)        FISCAL YEAR         ($/SH)           DATE           5%($)             10%($)
-----------------------------    -------------    ---------------  --------------    ------------  ---------------   --------------
Robert P. Akins..............         46,000            2.7%       $    19.34           3/6/08     $      667,485    $    1,589,822

William A. Angus, III........         22,000            1.3%       $    19.34           3/6/08     $      319,232    $      760,349

Pascal Didier................        200,000           11.6%       $    22.56           3/2/08     $    2,207,190    $    6,187,188

Edward P. Holtaway...........         80,000            4.6%       $    16.63          5/28/08      $      941,908    $    2,287,871

G. Scott Scholler............         22,000            1.3%       $    19.34           3/6/08     $      319,232    $      760,349


-----------------------
(1) These options were granted pursuant to the Company's 1996 Stock Option Plan. All options expire 10 years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's lifetime only by the optionee. The options become exercisable at the rate of 25% of the total grant 12 month after the date of grant and 1/48 of the total grant each month thereafter. The options are fully vested at five years from the date of grant. To the extent exercisable at the time of employment termination, options may be exercised for an additional three months.

(2) Potential gains are net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table provides certain information concerning the exercises of options during the fiscal year ended December 31, 1998, and the unexercised options held as of December 31, 1998 by each of the Named Executive Officers:






                                                                     NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED                  IN-THE-MONEY
                              NO. OF SHARES                          OPTIONS AT FY-END(#):             OPTIONS AT FY-END($)(2):
                               ACQUIRED ON          VALUE       ------------------------------      -----------------------------
            NAME               EXERCISE(#)      REALIZED($)(1)   EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----------------------------  -------------    ---------------   -----------     -------------      -----------     -------------
Robert P. Akins............          --         $           --       326,525        $  114,075      $ 4,404,328       $ 908,266
William A. Angus, III......      45,000         $      750,000        80,625        $   56,375      $ 1,081,641       $ 458,985
Pascal Didier..............          --         $           --            --        $  200,000      $        --       $      --
Edward P. Holtaway.........          --         $           --            --        $   80,000      $        --       $      --
G. Scott Scholler..........      16,500         $      272,766        11,998        $   97,002      $ 1,357,976       $ 909,399


------------------------
(1) Market value of underlying securities on date of exercise, minus the exercise price multiplied by the number of shares.

(2) Market value of underlying securities at fiscal year end, minus the exercise price multiplied by the number of shares.

OPTION REPRICING

     In February 1998, the Company offered all employees (but not directors) the opportunity to amend the exercise prices of their employee stock options to the closing sales price of the Company's Common Stock on March 2, 1998 if such closing sales price was less than the employees' respective option exercise prices. The closing sales price of the Common Stock on March 2, 1998 was $22.5625. In exchange for this opportunity, participating option holders had to agree to completely restart the vesting period of any repriced option.

     The reason for the repricing was that subsequent to the grant of a number of options, the price of the Company's Common Stock had declined. As a result, such options had per share exercise prices in excess of the market price per share. The purpose of stock options issued pursuant to the Company's 1996 Stock Option Plan is to provide an equity incentive to employees to continue providing service to the Company and to work diligently in its best interests. The Board of Directors determined that such purpose would be advanced by offering employees holding options with exercise prices in excess of the then fair market value of the Common Stock the opportunity to reprice such options at the then current fair market value in exchange for the recommencement of vesting on such options.

     The following table shows, as to all persons who served as an executive officer of the Company at any time during the Company's last ten fiscal years, information concerning such repricing:


                           TEN-YEAR OPTION REPRICING TABLE

                                                      NUMBER OF         MARKET                                        LENGTH OF
                                                      SECURITIES       PRICE OF       EXERCISE                        ORIGINAL
                                                      UNDERLYING       STOCK AT       PRICE AT          NEW          OPTION TERM
                                                       OPTIONS          TIME OF        TIME OF        EXERCISE      REMAINING AT
                                                       REPRICED        REPRICING      REPRICING        PRICE           DATE OF
               NAME                      DATE             (#)           ($/SH)         ($/SH)          ($/SH)         REPRICING
-------------------------------        --------      ------------    ------------    -----------     ----------    ---------------
Pascal Didier ...................       3/2/98          150,000        $22.5625       $33.75         $22.5625        9.4 YEARS
  Senior Vice President,                3/2/98           50,000        $22.5625       $27.375         $22.5625        9.5 years
         Worldwide Customer
         Operations


-------------------
     The repricing report set forth above is made under the authority of the Company's Compensation Committee.

                                                         Compensation Committee

                                                         Richard P. Abraham
                                                         Kenneth M. Deemer

EMPLOYMENT AGREEMENTS; CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into agreements with the Named Executive Officers and certain other officers and key employees under which such individuals are entitled to certain benefits in the event their employment with the Company is involuntarily terminated other than for cause within 18 months after a "change of control" of the Company. In such event, the Named Executive Officers are entitled to receive for a specified number of months (i) a continuation of their monthly base compensation as well as monthly payments equivalent to one-twelfth of the average of their annual bonus amounts for the prior three years, (ii) a percentage of the bonus that would otherwise be payable for the year of termination based on the number of days during the year in which the individual was employed by the Company, (iii) vesting of all unvested stock options and
(iv) a continuation of medical benefits. Under the agreements, Mr. Akins would be entitled to benefits for 18 months and the other Named Executive Officers would be entitled to benefits for 12 months. Mr. Akins and Mr. Angus are also entitled to similar benefits if they voluntarily resign from the Company within the 30-day period beginning one year after a change of control. For purposes of the agreements, involuntary termination includes a significant reduction in duties or responsibilities, a substantial reduction without good business reason in facilities and perquisites available to the employee, a material reduction in compensation, a significant reduction in the employee's benefits package, relocation without consent, termination other than for death, disability or cause, and failure of a successor company to assume the agreement. A mechanism is provided in the agreements to limit payments in the event they would result in the levy of an excise tax under Section 4999 of the Internal Revenue Code of 1986.

     "Change of control" is defined in the agreements as (i) the acquisition by a person or entity of 50% of the voting power of the Company, (ii) a change in the composition of the Board of Directors within a two-year period as a result of which fewer than a majority of the directors are persons who were either directors of the Company on the date of the respective agreement or who were elected or nominated by a majority of such persons, or (iii) a merger resulting in a 50% or greater change in voting power or a sale of all or substantially all of the Company's assets.

     The agreements do not provide for a specified term of employment, which remains terminable at will by the Company. The agreements specify minimum base compensation levels for the executives, namely, $300,000 for Mr. Akins, $175,000 for Mr. Holtaway, and $200,000 for the other Named Executive Officers.

                         REPORT OF THE COMPENSATION COMMITTEE

OVERVIEW AND PHILOSOPHY

     The Compensation Committee (the "Committee") of the Board of Directors regularly reviews and approves all executive officer compensation and stock option grants. Executive compensation includes the following elements: base salaries, annual incentives, stock options and various benefit plans.

     The Committee is composed of two independent, outside directors. It is the Committee's objective that executive compensation be tied directly to the achievement of the Company's performance objectives. Specifically, the Company's executive compensation program is designed to reward exceptional executive performance that results in enhanced corporate and stockholder values.

     The Committee recognizes that the industry sector in which the Company operates is both highly competitive and undergoing significant globalization, with the result that there is substantial demand for qualified, experienced executive personnel. The Committee considers it crucial that the Company be assured of retaining and rewarding its top caliber executives who are essential to the attainment of the Company's ambitious long-term, strategic goals.

     For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations, including some, but not all, of the companies comprising the Nasdaq
  100 Index and the Nasdaq Computer Industry & DP Index.

ANNUAL CASH COMPENSATION

     The Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive's and the Company's performance. For this reason, the Company's executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

     Base salaries for executive officers are established considering a number of factors, including the Company's profitability; the executive's individual performance and measurable contribution to the Company's success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company's compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company's formal annual review process. Generally, base salaries are maintained at approximately the 50th percentile of salaries paid by similar size, high technology companies.

     Under the Company's executive incentive plan (EIP), an executive's annual performance award generally depends on two performance factors: the overall financial performance of the Company and the executive's individual performance. The performance objectives of the Company were derived from the Company's Board-approved 1998 business plan, which included specific financial performance targets relating to revenue and profits. No payments are made unless minimum operating income targets are met. These targets are reviewed annually to meet the changing nature of the Company's business. The maximum bonus as a percentage of base salary is 100% for the Chief Executive Officer and 75% for the other executive officers. The Committee annually reviews and approves specific targets and performance criteria for each executive. Due to the Company's financial performance, no bonus was earned by any executive officer for 1998.

STOCK OPTIONS

     During 1998 the Compensation Committee approved all stock option grants made to executive officers under the Stock Option Plan. The Stock Option Plan is designed to attract, retain and motivate the Company's officers and other participants by providing them with a meaningful stake in the Company's long-term success.

     In making its determinations, the Compensation Committee takes into consideration: (i) grants made to individuals in similar positions in comparable high technology companies, (ii) participants' contributions to the Company's performance, both short- and long-term, (iii) prior stock option grants, especially as they relate to the number of options vested and unvested and (iv) the impact that total option grants made to all participants have on dilution of current stockholder ownership and the Company's earnings.

     Stock option grants made to the Named Executive Officers are set forth in the table of option grants during the last fiscal year set forth above. See "Executive Compensation--Option Grants."

BENEFITS

     The Company provides benefits to the named executive officers that are generally available to all Company employees. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for fiscal year 1998 for any executive officer.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. Mr. Akins' base compensation for fiscal 1998, which was established by the Compensation Committee in January 1998, was $300,000 and represented an increase of $51,346 over his 1997 base compensation.

     The Committee also established Mr. Akins' bonus for fiscal 1998 in accordance with the EIP described above. Due to the Company's financial performance, no bonus was earned by Mr. Akins for fiscal 1998.

     During 1998 Mr. Akins was granted an option to purchase 46,000 shares of the Company's Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of Richard P. Abraham and Kenneth M. Deemer who are non-employee directors with no interlocking relationships as defined by the Securities and Exchange Commission.

                                                       Compensation Committee

                                                       Richard P. Abraham
                                                       Kenneth M. Deemer

                          PERFORMANCE GRAPH FOR CYMER, INC.

     The following line graph compares the cumulative total return to stockholders of the Company's Common Stock since September 18, 1996 (the date the Company first became subject to the reporting requirements of the Exchange
Act) to the cumulative total return over such period of (i) the Nasdaq Composite Index and (ii) the Morgan Stanley High Tech 35 Index. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

     The graph assumes that $100 was invested on September 18, 1996 in the Company's Common Stock at the closing price of $4.75 per share at the end of the first day of trading in the Common Stock following the Company's initial public offering (as adjusted to reflect the Company's 2-for-1 stock split effective August 21, 1997) and in each index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

                                     CYMER, INC.
                              NASDAQ COMPOSITE INDEX
                          MORGAN STANLEY HIGH TECH 35 INDEX



18-Sep-96           100.0               100.0               100.0
30-Sep-96           186.9               101.8               101.2
31-Dec-96           506.5               107.1               110.0
31-Mar-97           377.7               101.3               101.8
30-Jun-97           513.3               119.6               122.4
30-Sep-97           576.4               139.8               149.5
31-Dec-97           315.8               130.2               128.5
31-Mar-98           425.1               152.2               155.8
30-Jun-98           339.6               157.1               171.1
30-Sep-98           192.2               140.5               164.8
31-Dec-98           308.0               181.9               251.1


     Cymer, Inc.

     Nasdaq

     Morgan Stanley
     High Tech 35 Index

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 22, 1999 (except as noted) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers set forth in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.



                                                                                                   SHARES OF COMMON STOCK
                                                                                                   BENEFICIALLY OWNED(1)
                                                                                       -------------------------------------------
                                                                                                                      PERCENTAGE
                    NAME AND ADDRESS OF BENEFICIAL OWNER                                  NUMBER                       OWNERSHIP
---------------------------------------------------------------------------            -------------                 -------------
Capital Research and Management Company(2)...............................                2,016,800                        7.3%
     333 South Hope Street, 55th Floor
     Los Angeles, CA  90071

Capital Guardian Trust Company(3)........................................                1,892,500                        6.9%
     11100 Santa Monica Boulevard
     Los Angeles, CA  90025

Robert P. Akins(4).......................................................                  701,257                        2.5%

William A. Angus, III(4).................................................                  135,001                          *

Pascal Didier(4).........................................................                   59,750                          *

Edward P. Holtaway(4)....................................................                   20,000                          *

G. Scott Scholler(4).....................................................                  148,983                          *

Richard P. Abraham(4)....................................................                  156,900                          *

Kenneth M. Deemer(4).....................................................                   86,032                          *

Peter J. Simone(4).......................................................                   11,250                          *

Gerald F. Taylor.........................................................                    2,000                          *

F. Duwaine Townsen(4)....................................................                   29,230                          *

All directors and executive officers as a group (10) persons.............                1,350,403                        4.9%




---------------------
*    Less than 1%.

(1) Applicable percentage of ownership is based on shares of Common Stock outstanding as of March 22, 1999 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such option or warrant for computing the percentage ownership of such person, but are not treated as outstanding for computing the percentage of any other person.

(2) Capital Research and Management Company, a registered investment adviser, claims sole dispositive power as to the 2,016,800 shares. Capital Research and Management Company serves as an investment adviser to SMALLCAP World Fund, Inc., a registered investment company which claims sole voting power as to 1,682,700 of the 2,016,800 shares. The Capital Research and Management Company disclaims beneficial ownership of the 2,016,800 shares pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended. Information provided in this footnote is based solely on a joint
     Schedule 13G for these two entities dated February 11, 1999.

(3) Capital Guardian Trust Company, a bank as defined in Section 3(a)(6) of the 1933 Securities Act, as amended, claims sole voting power as to 1,695,000 shares, sole dispositive power as to 1,892,500 shares and disclaims beneficial ownership of 1,892,500 shares pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended. Information provided in this footnote is based solely on a
     Schedule 13G for this entity dated February 12, 1999.

(4) Includes the following number of shares issuable upon exercise of options exercisable as of, or that will have become exercisable within 60 days of, March 22, 1999: Mr Akins, 323,015 shares; Mr. Angus, 88,915 shares; Mr. Didier, 58,332 shares; Mr. Holtaway, 20,000 shares; Mr. Scholler, 122,498 shares; Mr. Abraham, 49,954 shares; Mr. Deemer, 10,000 shares; Mr. Simone, 11,250 shares; and Mr. Townsen, 10,000 shares.



COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission (the "SEC") thereunder require the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the period from January 1, 1998 to December 31, 1998, all of the Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except that one Form 4 for Richard Sandstrom, Vice President of Advanced Research and Chief Technical Officer, covering two transactions, was not timely filed.


                                    OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the Board of Directors may recommend.

                                   THE BOARD OF DIRECTORS


                                   By:  William A. Angus, III, Secretary



Dated: April 15, 1999

                                      APPENDIX A

                          SUMMARY OF 1996 STOCK OPTION PLAN


     GENERAL. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     NUMBER OF SHARES ISSUABLE UNDER PLAN. The maximum aggregate number of shares of the Company's Common Stock which may be optioned and sold under the Plan is 5,500,000 shares. If an option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option repricing, the unpurchased shares which were subject thereto shall become available for future grant or sale under the Plan. Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except for any shares of restricted stock which are repurchased by the Company at their original purchase price.

     ADMINISTRATION. The Plan may generally be administered by the Board or the Committee appointed by the Board (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the Plan.

     ELIGIBILITY. Nonstatutory stock options may be granted under the Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

     LIMITATIONS. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 500,000 shares of Common Stock.

     TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

     (a) EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

     (b) EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

     (c) TERM OF OPTION. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     (d) TERMINATION OF EMPLOYMENT. If an optionee's employment or consulting relationship terminates for any reason (including death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. The Plan and the option agreement may provide for a longer period of time for the option to be exercised after the optionee's death or disability than for other terminations. To the extent the option is exercisable at the time of such termination, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of his or her option at any time before termination.

     (e) NONTRANSFERABILITY OF OPTIONS: Unless otherwise determined by the Administrator, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     (f) OTHER PROVISIONS: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option outstanding under the Plan, and the exercise price of any such outstanding option.

     In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

     AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

     INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held between 12 and 18 months may be taxed at a maximum federal rate of 28%, while net capital gains on shares held for more than 18 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held between 12 and 18 months may be taxed at a maximum federal rate of 28%, while net capital gains on shares held for more than 18 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE DIRECTOR, EMPLOYEE OR CONSULTANT MAY RESIDE.

PROXY

                                 CYMER, INC.
                          16750 VIA DEL CAMPO COURT,
                          SAN DIEGO, CALIFORNIA 92127


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Robert P. Akins and William A. Angus, III as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Cymer, Inc. (the "Company") held of record by the undersigned on March 22, 1999, at the Annual Meeting of Stockholders to be held on May 20, 1999 or any adjournment thereof.





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                        Please mark your votes as indicated in this example  /X/



           FOR all nominees     WITHHOLD AUTHORITY
               listed below     to vote for all nominees
(EXCEPT AS INDICATED BELOW)     listed below
                       / /       / /

1.   ELECTION OF DIRECTORS:

     Robert P. Akins        Kenneth M. Deemer     Gerald F. Taylor
     Richard P. Abraham     Peter J. Simone       Jon D. Tompkins

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

---------------------------------------

2. Proposal to approve an amendment to the company's 1996 stock option plan to increase the shares reserved for issuance thereunder by 1,250,000 shares.

                            FOR    AGAINST    ABSTAIN
                            / /      / /        / /


3. Proposal to approve the appointment of Deloitte & Touche LLP as the independent auditors of the company.

                            / /      / /        / /


4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the annual meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

PLEASE SIGN BELOW EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE(S). WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature(s)                                      Dated:                  , 1999
             ---------------------------------           -----------------


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